PRESS RELEASE	Contact: Stephanie A. Heist
December 6, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS ACQUIRES CHRISTIANA BANK & TRUST FROM
NATIONAL PENN BANCSHARES, INC.

ACQUISITION AND CONVERSION COMPLETE

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, today announced that  it has completed the previously announced acquisition of Christiana Bank & Trust Company (Christiana) from National Penn Bancshares, Inc (NASDAQ: NPBC). In addition, all Christiana banking customers have been successfully converted to WSFS Bank’s platform.

WSFS expects to acquire approximately $161 million in deposits, approximately $112 million in performing loans and approximately $7 billion in trust assets under management or administration.  The purchase excluded all classified loans, non-performing loans and OREO as of May 31, 2010.

“WSFS is proud to welcome our new Clients and Associates to the WSFS Bank family,” said Mark A. Turner, President and Chief Executive Officer of WSFS Bank.  “Christiana’s national reputation in the trust business and its banking presence in the attractive Greenville, Delaware market will diversify and add to our status as Delaware’s oldest, full-service bank and trust company headquartered in Delaware, and provide even greater financial value to all our Customers and shareholders.”

As previously announced, the two Christiana branches located on King Street in Wilmington, Delaware and Kennett Pike in Greenville, Delaware have been consolidated into nearby WSFS banking office locations.  Christiana Trust’s Nevada location will remain open as will the Greenville office for Christiana Trust and WSFS Private Banking operations.

In addition, Zissimos A. Frangopoulos, former President and Chief Executive Officer of Christiana Bank & Trust Company, has been appointed to the WSFS Board of Directors effective December 3, 2010.

WSFS ACQUIRES CHRISTIANA BANK & TRUST/PAGE 2

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 42 banking offices located in Delaware (35), Pennsylvania (5), Virginia (1) and Nevada (1). WSFS Bank provides comprehensive financial services including commercial banking, retail banking and trust and wealth management through its Christiana Trust division. Other subsidiaries or divisions include WSFS Investment Group, Inc., Cypress Capital Management, LLC and Cash Connect, a leading provider of ATM vault cash in North America. Serving the Delaware Valley since 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

Forward-looking statements:
Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which are based on various assumptions (some of which may be beyond the Company’s control) are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates; the volatility of the financial and securities markets, including changes with respect to the market value of our financial assets; changes in government regulation affecting financial institutions and potential expenses associated therewith; changes resulting from our participation in the CPP including additional conditions that may be imposed in the future on participating companies; and the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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